Exhibit 32.1

Certification of CEO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Archrock Partners, L.P. (the “Partnership”) for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), D. Bradley Childers, as Chief Executive Officer of Archrock GP LLC, the general partner of the Partnership’s general partner, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)            the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)            the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ D. BRADLEY CHILDERS
Name:	D. Bradley Childers
Title:	Chief Executive Officer, Archrock GP LLC
As General Partner of Archrock General Partner, L.P.
As General Partner of Archrock Partners, L.P.

Date: February 21, 2020

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.